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                                                       EXHIBIT 23(a)

                        [Deloitte & Touche Letterhead]

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The E.W. Scripps Company and subsidiary companies on Form S-8 of our report dated January 26, 1994 (which expresses an unqualified opinion and includes explanatory paragraphs relating to the changes in accounting for certain investments and for postretirement benefits other than pensions) appearing in the Annual Report on Form 10-K of The E.W. Scripps Company and subsidiary companies for the year ended December 31, 1993.

Deloitte & Touche

Cincinnati, Ohio
May 31, 1994





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